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         CONTENT PROVIDER AGREEMENT (SPECIAL LAUNCH AGREEMENT)


     This Content Provider Agreement ("Agreement") is made this 2nd day of February, 2000, by and between Channelseek Inc., an Indiana corporation ("Channelseek") located at 8021 Knue Road, Suite 112, Indianapolis, Indiana and Entertainment Boulevard, Inc., a Nevada corporation ("Content Provider") located at 12910 Culver Boulevard, Suite 1, Los Angeles, California 90066.


                                 RECITALS



     1. Channelseek is a global Internet distribution company that offers a comprehensive guide to web-delivered broadcast media by offering two targeted websites, one designed for low bandwidth users and the other for high bandwidth users (collectively called "Program Guide"). Content Provider produces and/or distributes broadcast media for delivery over the Internet (the "Content"). Content shall mean all works of authorship in any form including but not limited to video, slides, text, scripts, photographs, art, illustrations, animation, graphics, interface designs, images, music, sound effects, lyrics, narration, advertising and other audio, visual, audiovisual and streaming media works in addition to text, information, data, images, marks, graphics and media that are accessible through the Content Provider website or websites.

     2. Content Provider desires to include its Content in Channelseek's Program Guide and to access certain other value-added services offered by Channelseek, all in accordance with the terms and conditions of this Agreement. Channelseek agrees to include Content Provider's Content in its Program Guide and provide other value-added services, all in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

      1. TERM. The term of this Agreement ("Term") shall commence on the date hereof and continue for a period of twelve months, with automatic annual renewals thereafter. Either party may terminate this Agreement by giving 90 days prior written notice.

      2. AGREEMENT OF CONTENT PROVIDER: Content Provider agrees that, in consideration of the value-added services to be provided by Channelseek as described in Paragraph 3 and detailed in sections 3-a, 3-b, and 3-c below, during the Term, it shall: (a) make its Content available to Channelseek; (b) permit Channelseek to promote and exhibit the Content at other sites using available technologies with advanced written permission by the content provider; (c) provide information and feedback to Channelseek pertaining to the Channelseek website or any of the value-added services provided by Channelseek; and (d) not permit any Objectionable Materials to be included in the Content. As used herein, the term "Objectionable Material" includes any Content that: (i) is factually inaccurate, misleading, deceptive or otherwise inappropriate; (ii) is not the most current version of such Content available from Content Provider; (iii)

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infringes or may be perceived as infringing any intellectual property rights of third persons; and (iv) is or may be deemed to be libelous, defamatory, racist, vulgar, abusive, obscene or pornographic or which may violate other civil or criminal laws, including those regulated in the use and distribution of content on the Internet and protection of personal privacy. With the advanced written permission Channelseek may reproduce, distribute, display and transmit the Content to promote and distribute the Content. Channelseek may use Content Provider's Marks, (i) to identify Content Provider as the source of Content as necessary; (ii) to identify and aid access to Content Provider web site(s), content, links, streams, graphics, listing summaries, including but not limited to all other marks if desired (iii) in a factual manner in any promotional material, including but not limited to, press releases, information guides and listings as well as any other medium for promotion of said Content.

     3. AGREEMENT OF CHANNELSEEK: During the Term, Channelseek and Content Provider's relationship shall be as initialed below:

     3-a PLATINUM CHANNEL SPONSORSHIP

Platinum Channel Partners: (a) will receive the most prominent placement and treatment throughout the Channelseek.com websites, and the "Channelseek Guide" when compared to the other categories; (b) receive a non-exclusive, non-assignable, license to use Channelseek's Event Notification Service ("Remind Me") service; and (c) must offer rich media Content throughout the Term.

Platinum Channel Partners will receive the following non-exclusive benefits:

Magazine Benefits:

     a. Logo featured on the front cover of the "Channelseek Guide" for the Term.

     b. Full-page ad in each issue of the "Channelseek Guide" at a minimum circulation of 200,000 or 25% of the total, whichever is greater.

     c. Platinum Channel Partners will be profiled once in the editorial of the "Channelseek Guide" within the first 6 months of signing this Agreement. The feature will include a graphic representation of the Platinum Channel Partner such as a photo, screen capture, or logo.

     d. Selected daily programs will be listed in the weekly webcasting guide in boldface and with the Platinum Channel Partner's logo.

Website Benefits:

     a. Platinum Channel Partners' logos will appear on the Channelseek splash page.

     b. Top navigational channel treatment on one associated main channel category and each of the subchannels beneath that channel.


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     c.     Each description associated with the Platinum Channel Partner will include a small graphic logo within the text to further brand the Platinum Channel Partner's channel.

     d. Platinum Channel Partners will have a "Channel Profile" page that is exclusive to their content and events. This "Channel Profile" page will also include an editorial overview of the Platinum Channel Partner complete with its logo or other graphic. Logos within descriptions will also link to this "Channel Profile" page.

     e. Channelseek will use its reasonable efforts to provide Channel Partner 50,000 impressions per month.

     f. Platinum Channel Partners will be given access to online traffic and click-through statistics on all their content in the database. Platinum Channel Partners will be able to change and modify their descriptions or keywords based on user patterns.

Additional considerations:

     a. Platinum Channel Partners will have a cross-promotional link on their website and will utilize their best efforts to use the "Remind Me" system whenever possible.

     b. Platinum Channel Partners agree to provide timely, accurate content information. To facilitate this, Platinum Channel Partners agree to use their best efforts to incorporate the automated system whereby a text file is spidered on their server(s) that updates the Channelseek database in a timely fashion and grants to Channelseek sole access to harvest data files directly or indirectly created by this automated system.

     c. Platinum Channel Partners agree to provide Channelseek at least one direct link to a video clip to be highlighted in their respective channel with a screen capture promoting their content.

Platinum Channel Partners agree to prominently display a Channelseek button on their initial or splash page.

Platinum Channel Sponsorship Costs:

The cost for the Platinum Channel Sponsorship package is $12,000 per month. Pricing and terms are subject to change by Channelseek with 90 days prior written notice. Discounts are detailed below:

     a. 15% gross discount--If an automated system is in place that grants Channelseek access to spider and update Channelseek's database.

     b. 5% gross discount--If the Platinum Channel Partner uses the Channelseek "Remind Me" system.


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     4. NO REVENUE SHARING/NO LIABILITY: The parties have not entered into and there is no agreement regarding the sharing of revenues of any nature whatsoever, including, without limitation, any advertising revenues. Excepting only pursuant to Paragraph 7 of this Agreement, in no event will either party be liable for any loss, damage, expense or damage of any kind whatsoever, direct or indirect, including, without limitation any liability for incidental consequential damages or lost profits. NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESSED OR IMPLIED (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY).

     5. INDEMNIFICATION.

          (a) BY CHANNELSEEK. Channelseek (referred to in this Section as the "indemnifying party") agrees to indemnify, hold harmless, reimburse and defend Content Partner and Content Partner's officers and directors (each being referred to in this Section as the "indemnified party"), from and against any claim, suit, action, or other proceeding brought against the indemnified party arising out of or in connection with (i) the indemnifying party's breach of any representation, warranty, covenant or obligation in this Agreement; (ii) any grossly negligent or wrongful act or omission of the indemnifying party with respect to the subject matter of this Agreement; or
(iii) a claim that any material, product, information or data or service produced, distributed, offered or provided by the indemnifying party (including, without limitation, any material presented on any site on the Internet, produced, maintained or published by the indemnifying party, but excluding Hypertext Links to sites on the Internet produced, maintained or published by a third party) infringes in any manner, any copyright, patent, trademark, trade secret or any intellectual property right of any third party. The indemnifying party will pay any and all Damages awarded against or otherwise incurred by the indemnified party in connection with or arising from any such claim, suit, action or other proceeding;

          (b) BY CONTENT PARTNER. Content Partner (referred to in this Section as the "indemnifying party") agrees to indemnify, hold harmless, reimburse and defend Channelseek, and Channelseek's officers and directors (each being referred to in this Section as the "indemnified party"), from and against any claim, suit, action, or other proceeding brought against the indemnified party arising out of or in connection with (i) the indemnifying party's breach of any representation, warranty, covenant or obligation in this Agreement; (ii) any grossly negligent or wrongful act or omission of the indemnifying party with respect to the subject matter of this Agreement; or
(iii) a claim that any material, product, information or data or service produced, distributed, offered or provided by the indemnifying party (including, without limitation, any material presented on any site on the Internet, produced, maintained or published by the indemnifying party, but excluding Hypertext Links to sites on the Internet produced, maintained or published by a third party) infringes in any manner, any copyright, patent, trademark, trade secret or any intellectual property right of any third party. The indemnifying party will pay any and all Damages awarded against or otherwise incurred


                                       -4-

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by the indemnified party in connection with or arising from any such claim, suit, action or other proceeding;

6. SCOPE OF AGREEMENT AND DISCLAIMER OF WARRANTIES/LIMITATION OF LIABILITY. NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESSED OR IMPLIED (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED). NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS PROHIBITING CHANNELSEEK FROM PROVIDING CONTENT TO ANY OTHER PERSON VISITING THE CHANNELSEEK WEBSITE.

      NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR ANY OTHER AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PERSON FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES RESULTING FROM ANY ACTIONS OR OMISSIONS, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, USE, DATA OR OTHER INTANGIBLE RIGHTS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM INTERRUPTION, SUSPENSION OR TERMINATION OF ACCESS TO ANY WEBSITE, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER SUCH INTERRUPTION, SUSPENSION OR TERMINATION WAS JUSTIFIED OR NOT, NEGLIGENT OR INTENTIONAL, INADVERTENT OR ADVERTENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THE AGREEMENT ARE INTENDED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THE PARTIES OF ALL RISKS (BOTH KNOWN AND UNKNOWN) CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR MONEY DUE UPON AN OPEN ACCOUNT, NO ACTION SHALL BE BROUGHT FOR ANY BREACH OF THIS AGREEMENT MORE THAN ONE (1) YEAR AFTER THE ACCRUAL OF SUCH CAUSE OF ACTION.

      7. INTELLECTUAL PROPERTY OWNERSHIP: Both parties shall retain ownership and control use of their respective marks, copyrights, logos and other proprietary materials and Content.

      8. PUBLICITY: Either party may make public announcement regarding the fact of the establishment of the relationship described in this Agreement, subject to the approval of the other party, which approval shall not be unreasonably delayed or withheld.

      9. NOTICES: All notices to be provided under this Agreement shall be sent to:


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IF TO CHANNELSEEK:                     IF TO CONTENT PROVIDER
Director of Channel Partnerships       Stephen Brown, CEO
Channelseek, Inc.                      Entertainment Boulevard, Inc.
8021 Knuc Road, Suite 112              12910 Culver Boulevard, Suite I
Indianapolis, IN  46250                Los Angeles, CA  90066
Phone:  317-585-6111 x-_____           Phone: (310) 578-5404
Fax:  317-585-6112                     Fax: (310) 578-6304


       10. MISCELLANEOUS. In the course of performing under this Agreement, each of the parties will operate as, and have the status of, an independent contractor, and will not act as or be an agent, co-venturer, employer or fiduciary of the other party. Neither party shall have the right to assign or delegate any obligations under this Agreement without the prior consent of the other. This Agreement shall be governed and construed under, and in accordance with, the laws of the state of Indiana, and constitutes the entire Agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous, written or oral negotiations, correspondence, understandings or agreements with respect to the subject matter of this Agreement. The headings of the sections are for convenience of reference only and will not affect the meaning or operation of this Agreement. The terms and conditions of this Agreement are subject to all applicable laws and regulations which are currently in effect or which may become effective during the term of this Agreement. If any provision of this Agreement is considered void, voidable, illegal, or invalid for any reason, such provision will be of no force and effect only to the extent that it is so declared void, voidable, illegal, or invalid. All of the provisions of this Agreement not specifically found to be so deficient will remain in full force and effect. NON-EXCLUSIVITY. Each party acknowledges that the arrangements contemplated by this Agreement are non-exclusive and that each party may enter into arrangements with third parties that are similar or identical to those contemplated in this Agreement that are not in direct conflict this Agreement. Any amendment or other modification of this Agreement will be effective only if in writing and signed by both parties. No term or provision of this Agreement may be waived except by a written instrument duly executed by the party against whom such or waiver is sought to be enforced.

      11. TERMINATION/SURVIVAL. Either party may terminate this Agreement immediately and without obligation or liability to the other party upon the occurrence of a breach of any provision or term of this Agreement. The terms of Paragraph 7 of this Agreement shall survive the termination or expiration of this Agreement.

      12. FORCE MAJEURE. Neither party will be liable for any failure to perform any obligation hereunder, or from any delay in the performance thereof, due to causes beyond its reasonable control, including, without limitation, industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications, fire or other casualty. In the event that Channelseek is unable to provide Content Provider all required banner ads during any month, Channelseek will provide Content Provider a make good in additional banner advertisements or based


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upon the CPM value of advertising in the guide times the number of guides with Content Partner's advertising in excess of 200,000 copies.


     13. CONFIDENTIAL INFORMATION. As a condition to receiving any information which either party or any of its employees, representatives or agents (the "Disclosing Party") may furnish to the other (the "Receiving Party") or to which the Receiving Party is afforded access, directly or indirectly, the Receiving Party covenants to hold and treat the Information in strictest confidence and shall not, without the prior written consent of the Disclosing Party, use or disclose the Information or any part thereof except as necessary for the purpose of facilitating the business relationship and undertakings of the parties described herein. Information shall not, without the prior written consent of the Disclosing Party, be disclosed to any Person other than employees or agents of Receiving Party who need to know the Information and in those instances only to the extent justifiable by that need. In further consideration of the disclosure to be made by the Disclosing Party, Receiving Party agrees to promptly redeliver to the Disclosing Party upon request and without relieving Receiving Party of any obligation of confidentiality all written material containing or reflecting any Information (including all copies, extracts or other reproductions) and further agrees that the Disclosing Party shall have no liability to Receiving Party resulting from use of the Information.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

CHANNELSEEK, INC.                           ENTERTAINMENT BOULEVARD, INC.

By: /s/ Donald A. Kent                      By: /s/ Stephen Brown
   ---------------------------                 -----------------------------
Printed: Donald A. Kent                     Printed: Stephen Brown
        ----------------------                      ------------------------
Title: President                            Title: CEO
      ------------------------                    --------------------------
       ("Channelseek")                              ("Content Provider")



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                               ATTACHMENT A (LAUNCH ONLY)

Notwithstanding the foregoing and on a one-time basis in recognition of Content Provider's participation during the launch of this program, payment by Content Provider in Section 3 is will be satisfied by the following:

     - Exclusive (486 x 60) banner advertisement in the Wall of Sound/EntertainmentBlvd.com pop-up player and will use reasonable efforts to provide up to 250,000 impressions per month.

     - 120 x 60 Sponsor Button rotation on EntertainmentBlvd.com splash page and use reasonable efforts to provide 100,000 impressions per month.



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